Exhibit 3.1(b)(i)
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                               STATE OF NEW MEXICO

                                     [SEAL]

                                    OFFICE OF

                        THE STATE CORPORATION COMMISSION

                          CERTIFICATE OF INCORPORATION

                                       OF

                          ALBUQUERQUE INVESTMENTS, INC.

                                     1497213


          The State Corporation Commission certifies that duplicate originals of the Articles of Incorporation attached hereto, duly signed and verified pursuant to the provisions of the BUSINESS Corporation Act, have been received by it and are found to conform to law.

          Accordingly, by virtue of the authority vested in it by law, the State Corporation Commission issues this Certificate of Incorporation and attaches hereto a duplicate original of the Articles of Incorporation.

     Dated:  OCTOBER 5, 1990

                                In Testimony Whereof, the State
                                Corporation Commission of the State
                                of New Mexico has caused this
                                certificate to be signed by its
                                Chairman and the Seal of said
                                Commission to be affixed at the City
               [SEAL]           of Santa Fe


                                [signature illegible]
                                ------------------------------------
                                                             Chairman

                                [signature illegible]
                                ------------------------------------
                                                             Director





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                            ARTICLES OF INCORPORATION

                                       OF

                          ALBUQUERQUE INVESTMENTS, INC.
                          -----------------------------

               The undersigned, for the purpose of forming a corporation under the New Mexico Business Corporation Act, hereby certifies:

                                    ARTICLE I

               The name of the corporation shall be:  Albuquerque
     Investments, Inc.

                                   ARTICLE II

               The period of duration of the corporation shall be perpetual.

                                   ARTICLE III

               The purposes for which the corporation is organized are as follows:

               A. To act as a partner in and otherwise operate a check cashing and money transfer business and other related activities.

               B. To engage in any lawful business permitted of a private corporation under the laws of the State of New Mexico and to have all of the corporate powers enumerated in the New Mexico Business Corporation Act.

               C. To do all things necessary and convenient for the accomplishment or furtherance of any of the purposes stated



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     herein, and to do all things necessary or convenient to the protection and benefit of the corporation.

                                   ARTICLE IV

               The corporation shall have authority to issue Five Hundred Thousand (500,000) shares of common stock with a par value of One Dollar ($1.00) per share. The corporation shall initially have only one class of stock, which shall be common stock. The Board of Directors shall have authority to divide any or all of such class of stock into series and, within the limitations of the Business Corporation Act, may fix and determine the relative rights and preferences of the shares of any series so established.

                                    ARTICLE V

               Cumulative voting does not exist with respect to shares of stock. A shareholder of this corporation shall, because of his ownership of stock, have a preemptive right to purchase, subscribe for, or take any part of any stock or any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase stock of this corporation issued, optioned, or sold by it after its incorporation. Any part of the capital stock and any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase stock of this corporation may be issued, optioned for sale, and sold or




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     disposed of by this corporation pursuant to a resolution of its Board of Directors to such persons and upon such terms, as may to such Board seem proper only after first offering such stock or securities or any part thereof to existing shareholders.

                                   ARTICLE VI

               The address of the corporation's initial registered office is 20 First Plaza, Suite 213, Albuquerque, New Mexico 87102, and the name of the corporation's initial registered agent at such address is Elizabeth Mason.

                                   ARTICLE VII

               The business of the corporation shall be managed by a Board of Directors consisting of such number as may be provided by the By-Laws. The initial Board of Directors shall consist of one (1) member. The name and address of the person who is to serve as director until the first annual meeting of shareholders or until successors are elected and qualified are:

               Brent Therrien
               4521 Central NE
               Albuquerque, NM  87108

                                  ARTICLE VIII

               The Board of Directors, except as limited by the New Mexico Business Corporation Act and these Articles of Incorporation, shall have the right to make, adopt, alter, amend and repeal By-Laws, to fix and alter the number of directors, and to provide for the management of the corporation's property and the regulation and government of its business and affairs subject to the right of any shareholders owning ten percent (10%) of the capital stock of the corporation, issued and outstanding, to call a special meeting of the shareholders for the purpose of making, adopting, altering, amending and repealing such By-Laws, and all By-Laws adopted by the shareholders shall supersede By-Laws made and adopted by the Board of Directors in conflict therewith.

                                   ARTICLE IX

               In addition to any other powers provided by law or by these Articles of Incorporation, the corporation shall have the power to identify to the fullest extent provided by the New Mexico Business Corporation Act any past or present director, officer, employee or agent of the corporation who is made a party in any proceeding.

                                    ARTICLE X

               The corporation may enter into contracts or transact business with one or more of its directors, officers, or shareholders, or with any corporation, association, trust company, organization, or other concern in which any one of more of its directors, officers, or shareholders are directors, officers, trustees, beneficiaries, or shareholders, or otherwise interested in other contracts or transactions in which any one or more of its directors, officers, or shareholders is in any way interested; and, in the absence of fraud, no such contract or transaction shall be invalidated or in any affected by the fact that such directors, officers, or shareholders of the corporation have, or may have, interests which are, or might be, adverse to the interests of the corporation, even though the vote or action of directors, officers, or shareholders having such adverse interests may have been necessary to obligate the corporation upon such contract or transaction. At any meeting of the Board of Directors of the corporation (or any duly authorized committee thereof) which shall authorize or ratify any such contract or transaction, any such director or directors may vote or act thereat with like force and effect as if he had not such interest, provided in such case the nature of such interest (though not necessarily the extent or details thereof) shall be disclosed, or shall have been known to the directors or a majority thereof. A general notice that a director or officer is interested in any corporation or other concern of any kind above referred to shall be sufficient disclosure as to such director or officer with respect to all contracts and transactions with such corporation or other concern. No director shall be disqualified from holding office as a director or officer of the corporation by reason of any such adverse interests. In the absence of fraud, no director, officer, or shareholder having such adverse interest shall be liable to the corporation or to any shareholder or creditor thereof, or to any other person for any loss incurred






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     by it under or by reason of such contract or transaction, nor shall any such director, officer, or shareholder be accountable for any gains or profits realized thereon.

                                   ARTICLE XI

               The officers, directors and other members of management of this corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by the corporation's Board of Directors as evidenced by resolutions appearing in the corporation's minutes.

               Once such areas of interest are delineated, all such business opportunities within such areas of interest that come to the attention of the officers, directors and other members of management of the corporation shall be disclosed promptly to the corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and, thereafter, any officer, director and other member of management may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director, or other member of




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     management of this corporation to continue a business existing prior to the time that such area of interest is designated by the corporation. This provision shall not be construed to release any employee of the corporation (other than an officer, director or member of management) from any duties which he may have to the corporation.

                                   ARTICLE XII

               The name and address of the incorporator is: Elizabeth Mason 20 First Plaza, Suite 213, Albuquerque, New Mexico 87102.

               IN WITNESS WHEREOF, I have hereunto set my hand and seal this 21 day of September, 1990.

                                        /s/ Elizabeth Mason
                                        -----------------------------------
                                        ELIZABETH MASON





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                           AFFIDAVIT OF ACCEPTANCE OF
                   APPOINTMENT BY DESIGNATED REGISTERED AGENT
                   ------------------------------------------

     TO:  Corporation Commission
          State of New Mexico

          Pursuant to the provisions of the New Mexico Business Corporation Act, the undersigned hereby acknowledges her acceptance of appointment as the initial registered agent of Albuquerque Investments, Inc.
     Dated:  September 21, 1990.

                                   /s/ Elizabeth Mason
                                   ----------------------------------------
                                   ELIZABETH MASON



     STATE OF NEW MEXICO      )
                              ) ss.
     COUNTY OF BERNALILLO     )

               I hereby certify that on this 21 day of September, 1990, Elizabeth Mason personally appeared before me and, being first duly sworn, declared that she signed the foregoing document and that the statements contained therein are true.



                                   /s/ Kelly E. Gomez
                                   ----------------------------------------
                                   NOTARY PUBLIC


     My commission expires:


     7/2/94
     -------------------------




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